Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS FIRST QUARTER 2009 RESULTS

Emeryville, CA, April 27, 2009 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the first quarter ended March 31, 2009.

“Our revenues this quarter continued to be affected by the weakness in the economy, as many litigation projects remained on hold and merger activity remained low,” said Michael Jeffery, LECG’s chief executive officer.  “Despite the difficult environment, we experienced an upward trend in revenue at the end of the quarter and the increased level of activity has held into the second quarter. However, until we see clear indications that current levels of demand will be sustained, we remain cautious. We will continue to reduce our cost structure, streamline operations, and focus on practice areas where we have a competitive advantage and anticipate near- and long-term growth.”

First Quarter 2009 Financial Results

First quarter 2009 revenues decreased 26.7 percent to $66.3 million compared with $90.5 million in the first quarter of 2008, and decreased 5.3 percent from fourth quarter 2008 revenues of $70.0 million. Net fee-based revenues were $63.9 million in the first quarter of 2009 and $87.2 million in the prior year period, a decrease of 26.7 percent year over year. Net fee-based revenues decreased 4.5 percent from $67.0 million in the fourth quarter of 2008.

First quarter 2009 net loss was $3.8 million or $0.15 per share, compared with net income of $4.0 million or $0.16 per diluted share in the first quarter of 2008, and net loss of $5.0 million or $0.20 per share in the fourth quarter of 2008, excluding one-time charges.

Adjusted EBITDA from continuing operations for the first quarter of 2009 was a loss of $4.8 million, compared to $8.6 million of income for the first quarter of 2008, and a loss of $6.8 million for the fourth quarter of 2008.

First Quarter 2009 Segment Results

Economics Services

LECG’s economics services segment is composed of the company’s global competition, securities, regulated industries, energy and environment, and labor sectors. Economics revenues were $28.9 million in the first quarter of 2009, representing 43.6 percent of total revenues versus 41.3 percent of total revenues in the fourth quarter of 2008. Net fee-based revenues for the segment were $28.1 million in the quarter, relatively unchanged from the fourth quarter of 2008 with notable strength in the energy and environment practice. Economics gross profit was $7.7 million, or 54.4 percent of total gross profit in the quarter. Direct profit margin was 27.7 percent, up from 25.1 percent in the fourth quarter of 2008. Professional staff utilization was 67.3 percent.

Finance and Accounting Services (FAS)

LECG’s FAS segment is composed of the company’s forensic accounting, intellectual property, healthcare, higher education, international FAS, financial services, and electronic discovery sectors. FAS revenues were $37.4 million in the first quarter of 2009, or 56.4 percent of total revenues versus 58.7 percent of total revenues in the fourth quarter of 2008. Net fee-based revenues for the segment were $35.8 million in the quarter, down $3.1 million from the fourth quarter of 2008 due to declines across most practice areas with the exception of forensic accounting, electronic discovery, and healthcare.  FAS gross profit was $6.5 million, or 45.6 percent of total gross profit in the quarter. The direct profit margin decreased to 18.2 percent from 21.5 percent in the fourth quarter of 2008.  Professional staff utilization was 67.0 percent.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. Domestic callers may access this conference call by dialing 877-857-6149. International callers may access the call by dialing 719-325-4809. For a replay of this teleconference, please call 888-203-1112 or 719-457-0820, and enter the passcode 2598543. The replay will be available through May 1, 2009. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com. A replay of the call will be available on the company’s website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services and consulting firm, with more than 750 experts and professionals in 31 offices around the world, provides independent expert testimony, financial advisory services, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. (NASDAQ: XPRT)

Statements in this press release and the related conference call concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for future periods, and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are  “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company’s service offerings, the company’s ability to integrate new experts successfully, intense competition, and potential professional liability.  Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2009	2008
Fee-based revenues, net	$63,922	$87,171
Reimbursable revenues	2,383	3,331
Revenues	66,305	90,502
Direct costs	49,617	57,172
Reimbursable costs	2,540	3,311
Cost of services	52,157	60,483
Gross profit	14,148	30,019
Operating expenses:
General and administrative expenses	18,895	21,301
Depreciation and amortization	1,330	1,535
Operating (loss) income	(6,077)	7,183
Interest income	48	143
Interest expense	(315)	(197)
Other expense, net	(90)	(420)
(Loss) income before income taxes	(6,434)	6,709
Income tax (benefit) expense	(2,638)	2,724
Net (loss) income	$(3,796)	$3,985

Earnings per share:
Basic	$(0.15)	$0.16
Diluted	$(0.15)	$0.16

Shares used in calculating earnings per share
Basic	25,386	25,299
Diluted	25,386	25,518

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$8,861	$19,510
Accounts receivable, net of allowance of $1,004 and $973	87,715	87,122
Prepaid expenses	6,346	5,996
Deferred tax assets, net - current portion	13,887	14,123
Signing, retention and performance bonuses - current portion	16,078	15,282
Income taxes receivable	10,998	7,662
Other current assets	2,619	2,447
Note receivable - current portion	525	518
Total current assets	147,029	152,660
Property and equipment, net	10,107	11,011
Other intangible assets, net	3,613	3,790
Signing, retention and performance bonuses	34,555	34,976
Deferred compensation plan assets	8,029	9,684
Note receivable	1,800	1,946
Deferred tax assets, net	36,952	36,952
Other long-term assets	6,416	5,188
Total assets	$248,501	$256,207

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$38,237	$49,313
Accounts payable and other accrued liabilities	9,286	11,493
Payable for business acquisitions - current portion	—	3,846
Borrowings under line of credit	17,000	—
Deferred revenue	2,202	2,450
Liability associated with divestiture	—	2,642
Total current liabilities	66,725	69,744
Payable for business acquisitions	1,055	1,055
Deferred compensation plan obligations	8,459	9,632
Deferred rent	6,269	6,601
Other long-term liabilities	471	569
Total liabilities	82,979	87,601

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,560,284 and 25,559,253 shares outstanding at March 31, 2009 and December 31, 2008, respectively	26	26
Additional paid-in capital	173,533	172,005
Accumulated other comprehensive loss	(2,223)	(1,407)
Accumulated deficit	(5,814)	(2,018)
Total stockholders’ equity	165,522	168,606
Total liabilities and stockholders’ equity	$248,501	$256,207

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(3,796)	$3,985
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Bad debt expense	33	33
Depreciation and amortization of property and equipment	1,152	1,172
Amortization of intangible assets	178	363
Amortization of signing, retention and performance bonuses	4,245	4,083
Equity-based compensation	1,731	1,373
Changes in assets and liabilities:
Accounts receivable	(1,535)	(13,207)
Signing, retention and performance bonuses paid	(4,966)	(6,287)
Prepaid and other current assets	336	(779)
Accounts payable and other accrued liabilities	(2,193)	(702)
Income taxes	(3,235)	2,064
Accrued compensation	(10,446)	(4,360)
Deferred revenue	(244)	53
Deferred compensation plan assets, net of liabilities	482	(1,895)
Deferred rent	(287)	(199)
Other assets	109	(3,121)
Other liabilities	(34)	4
Net cash used in operating activities	(18,470)	(17,420)
Cash flows from investing activities
Business acquisitions earn out payments	(3,885)	(2,264)
Divestiture payments	(2,379)	—
Purchase of property and equipment	(247)	(768)
Proceeds from note receivable	139	—
Proceeds from disposal of property and equipment	—	54
Other	(90)	(14)
Net cash used in investing activities	(6,462)	(2,992)
Cash flows from financing activities
Borrowings under revolving credit facility	19,000	19,000
Repayments under revolving credit facility	(2,000)	(6,000)
Payment of loan fees	(2,243)	—
Net cash provided by financing activities	14,757	13,000
Effect of exchange rates on changes in cash	(474)	405
Decrease in cash and cash equivalents	(10,649)	(7,007)
Cash and cash equivalents, beginning of year	19,510	21,602
Cash and cash equivalents, end of period	$8,861	$14,595
Supplemental disclosure
Cash paid for interest	$189	$129
Cash paid for income taxes	$613	$3,290

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS

($ in thousands, except rate amounts)

(unaudited)

	Three months ended March 31,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$28,079	$35,843	$63,922	$39,934	$47,237	$87,171
Reimbursable revenues	827	1,556	2,383	1,032	2,299	3,331
Revenues	$28,906	$37,399	$66,305	$40,966	$49,536	$90,502

Direct costs	$20,293	$29,324	$49,617	26,547	$30,625	$57,172
Reimbursable costs	919	1,621	2,540	1,017	2,294	3,311
Gross profit	$7,694	$6,454	$14,148	$13,402	$16,617	$30,019

Direct profit margin (1)	27.7%	18.2%	22.4%	33.5%	35.2%	34.4%
Gross margin	26.6%	17.3%	21.3%	32.7%	33.5%	33.2%

Operating statistics
Paid days	64	64	64	64	64	64
Billable headcount, period end	268	496	764	305	493	798
Billable headcount, period average	279	494	773	305	497	802
Billable FTEs, period average (2)	223	394	617	262	410	672
Average billable rate	$353	$281	$308	$366	$316	$337
Paid utilization rate of billable FTEs (3)	69.6%	63.4%	65.6%	81.1%	71.2%	75.1%

Expert headcount, period end	113	219	332	120	196	316
Expert FTEs, period average (2)	65	139	204	77	113	190
Jr/SR staff paid utilization rate (3)	67.3%	67.0%	67.1%	77.5%	68.7%	72.1%

LECG CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share data)

	Three months ended March 31,
	2009	2008

Fee-based revenues, net	$63,922	$87,171

Direct costs	49,617	57,172

Direct profit	$14,305	$29,999
Direct profit margin (1)	22.4%	34.4%

	Three months ended March 31,
	2009	2008

Net (loss) income	$(3,796)	$3,985

Adjustments to net (loss) income
Deferred compensation plan	62	303
Income tax benefit (4)	(25)	(122)

Adjusted (loss) income from operations (5)	$(3,759)	$4,166

Adjusted (loss) income per diluted share (5)(7)	$(0.15)	$0.16

Shares used in calculating earnings per share
Diluted	25,386	25,518

LECG CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)
($ in thousands, except per share data)

	Three months ended March 31,
	2009	2008

Net (loss) income	$(3,796)	$3,985
Income tax (benefit) expense	(2,638)	2,724
Interest expense, net	267	54
Depreciation and amortization	1,330	1,535
EBITDA from operations (6)	(4,837)	8,298

Adjustments to EBITDA from operations
Deferred compensation plan	62	303

Adjusted EBITDA from operations (6)	$(4,775)	$8,601

(1)	Fee-based revenues, net less direct costs as a percentage of fee-based revenues, net.
(2)

Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(3)

Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

(4)	Assumes a marginal tax rate of 39.9% and 40.4% in the quarter ended March 31, 2009 and 2008, respectively.
(5)

Adjusted (loss) income from operations and adjusted (loss) income from operations per diluted share are non-GAAP financial measures. Adjusted (loss) income from operations excludes charges related to market fluctuations in the value of deferred compensation plan investments. Adjusted (loss) income from operations per diluted share is calculated using adjusted (loss) income from operations divided by diluted shares. The Company regards adjusted (loss) income from operations and adjusted (loss) income from operations per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating (loss) income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(6)

EBITDA from operations and Adjusted EBITDA from operations are non-GAAP financial measures.  EBITDA from operations is defined as earnings from operations before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA from operations excludes charges related to market fluctuations in the value of deferred compensation plan investments. The Company regards EBITDA from operations and Adjusted EBITDA from operations as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating (loss) income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
(7)

For Q1 2009, diluted earnings per share and diluted shares are equal to basic earnings per share and basic shares, respectively, as the effect on net loss would be anti-dilutive if common stock equivalent shares were included in the weighted average number of common shares outstanding during the period.

Investor Contacts

Steven R. Fife

Chief Financial Officer

510-985-6700

Brooke Deterline

Investor Relations

415-775-1788

investor@lecg.com